Exhibit 99.4

             AMERICA ONLINE AND TIME WARNER WILL MERGE TO CREATE
         WORLD'S FIRST INTERNET-AGE MEDIA AND COMMUNICATIONS COMPANY

                AOL Time Warner Will Be Premier Global Company
       Delivering Branded Information, Entertainment and Communications
      Across Rapidly Converging Media Platforms and Changing Technology

               Will Provide Far-Reaching Benefits to Consumers
                   By Speeding Growth of Interactive Medium

        Will Accelerate Availability of Broadband Interactive Services
                  Offering Vast Array of World-Class Content

               Will Drive Growth of Advertising and E-Commerce
                Across Unmatched Combination of Leading Brands

                    Companies Also Announce New Marketing,
                Commerce, Contents and Promotional Agreements

DULLES, VIRGINIA and NEW YORK, NEW YORK January 10, 2000 - America Online, Inc. [NYSE:AOL] and Time Warner Inc. [NYSE:TWX] today announced a strategic merger of equals to create the world's first fully integrated media and communications company for the Internet Century in an all-stock combination valued at $350 billion.

To be named AOL Time Warner Inc. with combined revenues of over $30 billion, this unique new enterprise will be the premier global company delivering branded information, entertainment and communications services across rapidly converging media platforms.

The merger will combine Time Warner's vast array of world-class media, entertainment and news brands and its technologically advanced broadband delivery systems with America Online's extensive Internet franchises, technology and infrastructure, including the world's premier consumer online brands, the largest community in cyberspace, and unmatched e-commerce capabilities. AOL Time Warner's unparalleled resources of creative and journalistic talent, technology assets and expertise, and management experience will enable the new company to dramatically enhance consumers' access to the broadest selection of high-quality content and interactive services.

By merging the world's leading Internet and media companies, AOL Time Warner will be uniquely positioned to speed the development of the interactive medium and the growth of all its businesses. The new company will provide an important new broadband distribution platform for America Online's interactive services and drive subscriber growth through cross-marketing with Time Warner's pre-eminent brands.

AOL Time Warner's brands will include AOL, Time, CNN, CompuServe, Warner Bros., Netscape, Sports Illustrated, People, HBO, ICQ, AOL Instant Messenger, AOL MovieFone, TBS, TNT, Cartoon Network, Digital City, Warner Music Group, Spinner, Winamp, Fortune, AOL.COM, Entertainment Weekly, and Looney Tunes. In addition to fully integrating its brands into a digital environment and bringing them closer to consumers, AOL Time Warner will have a wealth of creative resources to develop products specifically suited to interactive media.

Under the terms of a definitive merger agreement approved by unanimous votes at meetings of each company's board of directors, Time Warner and America Online stock will be converted to AOL Time Warner stock at fixed exchange ratios. The Time Warner shareholders will receive 1.5 shares of AOL Time Warner for each share of Time Warner stock they own. America Online shareholders will receive one share of AOL Time Warner stock for each share of America Online stock they own. The merger will be effected on a tax-free basis to shareholders. When complete, America Online's shareholders will own approximately 55% and Time Warner's shareholders will own approximately 45% of the new company. The stock will be traded under the symbol AOL on the New York Stock Exchange.

The merger will be accounted for as a purchase transaction and is expected to be accretive to America Online's cash earnings per share before the amortization of


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goodwill. This transaction is subject to certain closing conditions, including regulatory approvals and the approval of America Online and Time Warner shareholders, and is expected to close by the end of the year. Mr. Ted Turner, Vice Chairman of Time Warner, has agreed to vote his Time Warner shares, representing approximately 9% of the company's outstanding common stock, in favor of the merger.

Steve Case, Chairman and Chief Executive Officer of America Online, will become Chairman of the Board of the new company. Gerald M. Levin, Time Warner's Chairman and Chief Executive Officer, will become AOL Time Warner's Chief Executive Officer. As Chairman, Mr. Case will play an active role in helping to build and lead AOL Time Warner, focusing particularly on the technological developments and policy initiatives driving the global expansion of the interactive medium. As Chief Executive Officer, Mr. Levin will set the company's strategy, working closely with Mr. Case, and will oversee the management of the company. Mr. Levin will report to the board consisting of 16 members, with eight appointed by each of the current America Online and Time Warner boards.

Mr. Turner will become Vice Chairman of AOL Time Warner. Time Warner President Richard Parsons and America Online President and Chief Operating Officer Bob Pittman will be co-Chief Operating Officers of AOL Time Warner. J. Michael Kelly, Senior Vice President and Chief Financial Officer of America Online, will become the new company's Chief Financial Officer and Executive Vice President. A four-person integration committee, composed of Messrs. Pittman; Parsons; Kenneth J. Novack, America Online's Vice Chairman; and Richard Bressler, Chairman and Chief Executive Officer of Time Warner Digital Media, has been formed to ensure a smooth and rapid combination of the two companies. The Committee will make its recommendations to Messrs. Case and Levin. Messrs. Parsons, Pittman and Kelly will report to Mr. Levin.

Building a New Medium for the New Millennium

Mr. Case said: "This is an historic moment in which new media has truly come of age. We've always said that America Online's mission is to make the Internet as central to people's lives as the telephone and television, and even more valuable, and this is a once-in-a-lifetime opportunity to turn this promise into reality. We're kicking off the new century with a unique new company that has unparalleled assets and the ability to have a profoundly positive impact on society. By joining forces with Time Warner, we will fundamentally change the way people get information, communicate with others, buy products and are entertained - providing far-reaching benefits to our customers and shareholders.

Mr. Case added: "We have tremendous respect for Jerry Levin and Time Warner management, who have built the world's pre-eminent media company and have fostered an entrepreneurial culture that will mesh well with our own. Time Warner is the first major media company to not only recognize, but also fully embrace the interactive medium. I look forward to working with them to build the most valued and respected company in the world. By mobilizing the combined creative energies and extraordinary management talent of both companies, we will bring customers around the world an unmatched array of interactive services, with enriched multi-media content and e-commerce opportunities."


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Mr. Levin said: "This strategic combination with AOL accelerates the digital transformation of Time Warner by giving our creative and content businesses the widest possible canvas. The digital revolution has already begun to create unprecedented and instantaneous access to every form of media and to unleash immense possibilities for economic growth, human understanding and creative expression. AOL Time Warner will lead this transformation, improving the lives of consumers worldwide."

Mr. Levin added: "I look forward to partnering with Steve Case - a visionary leader of the Internet - and his impressive management team. The opportunities are limitless for everyone connected to AOL Time Warner - shareholders, consumers, advertisers, the creative and talented people who drive our success, and the global audiences we serve."

Mr. Pittman said: "The value of this merger lies not only in what it is today but in what it will be in the future. We believe that AOL Time Warner will provide companies worldwide with a convenient, one-stop way to put advertising and commerce online as well as take advantage of the best in traditional marketing. We will accelerate the development of Time Warner's cable broadband assets by bringing AOL's hallmark ease-of-use to this platform. We expect America Online to help drive the growth of cable broadband audiences, and we will use our combined infrastructure and cross-promotional strengths to enhance the growth and development of both America Online and Time Warner brands around the world."

Mr. Parsons said: "This is a defining event for Time Warner and America Online as well as a pivotal moment in the unfolding of the Internet age. By joining the resources and talents of these two highly creative companies, we can accelerate the development and deployment of a whole new generation of interactive services and content. The heightened competition and expanded choices this will bring about will be of great benefit to consumers. For the creative and innovative people who are the lifeblood of our companies, it means a truly exciting range of new opportunities to explore and give shape to. For our shareholders, it means we'll be able to grow in ways we couldn't have as separate companies, producing superior returns in both the short and long term."

New Marketing, Commerce, Content and Promotional Agreements

Separate from the merger transaction, America Online and Time Warner also announced new marketing, commerce, content and promotional agreements that will immediately expand various relationships already in place between the two companies. These include:

o The AOL service will feature Time Warner's popular InStyle magazine, expanding on the popular content Time Warner already offers AOL members from People, Teen People, Entertainment Weekly and other content currently on the service.

o CNN.com and Entertaindom.com programming will be featured prominently on various America Online services.

o AOL members will have access to a wide range of Time Warner promotional music clips from Time Warner's unparalleled selection of popular artists.


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o    Time Warner and AOL MovieFone will participate in online-offline cross-promotion of Time Warner movies and related content, including live events.

o Broadband CNN news content will be distributed on AOL Plus, the rich media content offering designed for AOL members connecting via broadband, when it launches this spring.

o Time Warner will offer a number of special offers exclusively for AOL members, which will include everything from discounts on magazine subscriptions to premium cable subscriptions and movie passes.

o Building on the companies' current offline cross-promotional activities, including keywords on popular magazines like People and Teen People, Time Warner will dramatically expand cross-promotion of AOL in a number of their top offline media properties.

o The popular Warner Bros. retail stores will promote the AOL service, including through the in-store distribution of AOL disks.

o Time Warner will include AOL disks in promotional mailings and product shipments.

o America Online will make available on Road Runner popular America Online brands and products, including AOL Instant Messenger, Digital City, AOL Search and AOL MovieFone.

The companies also said, with respect to broadband access, that AOL Time Warner will be committed to ensuring consumer choice of ISPs and content and that they hope this merger will persuade all companies operating broadband platforms to provide consumers with real choice.

Combination Creates Full Range of Growth Opportunities

In addition to today's announcements, America Online and Time Warner will have many other opportunities to combine their assets to create unique new expanded services to drive increased consumer usage, and marketing and promotion capabilities to fuel rapid growth for their shareholders and employees. These, among others, include:

Music: The combination of Time Warner's prestigious music labels and roster of established stars and new artists with America Online's online marketing and e-commerce capacities will create powerful music destinations.

Entertainment: America Online's AOL TV and MovieFone combined with Time Warner's cable networks and Warner Bros. movies and television will provide valuable programming, cross-promotional, and e-commerce opportunities.

Broadband: AOL Time Warner's ability to offer the finest content will expand the already growing number of consumers seeking to access the Internet at high speeds via cable modem, DSL, wireless or satellite.


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News: AOL Time Warner will continue to enhance its online news offering with the world's most recognized and respected news media, including CNN, Time, and local all-news channels such as NY1 News.

Technology: AOL Time Warner will be able to develop and leverage technology across all of the businesses, creating new opportunities to expand services and share infrastructure.

Telephony: For businesses and consumers, AOL Time Warner will offer a major communications platform that combines America Online's popular instant messaging products with Time Warner's ability to offer local telephony over cable.

About America Online, Inc.

Founded in 1985, America Online, Inc., based in Dulles, Virginia, is the world's leader in interactive services, Web brands, Internet technologies, and e-commerce services. America Online, Inc. operates: two worldwide Internet services, America Online, with more than 20 million members, and CompuServe, with more than 2.2 million members; several leading Internet brands including ICQ, AOL Instant Messenger and Digital City, Inc.; the Netscape Netcenter and AOL.COM portals; the Netscape Navigator and Communicator browsers; AOL MovieFone, the nation's # 1 movie listing guide and ticketing service; and Spinner Networks and NullSoft, Inc., leaders in Internet music. Through its strategic alliance with Sun Microsystems, the company develops and offers easy-to-deploy, end-to-end e-commerce and enterprise solutions for companies operating in the Net Economy.

About Time Warner Inc.

Time Warner Inc. (NYSE: TWX, www.timewarner.com) is the world's leading media company. Its businesses: cable networks, publishing, music, filmed entertainment, cable and digital media.

Editor's Note:

An audio feed of the America Online/Time Warner press conference at 11 am Est Monday, January 10, 2000 will be available to the media by calling 888-469-1386 (US) or 712-271-0747 (international)-Password: AOL.

Webcasts of the press conference will be available at http://www.corp.aol.com/cgi/announce.html and http://www.timewarner.com

A live satellite feed will begin Monday at 6:45 am EST. At 6:45 am, logos and b-roll of both companies will be broadcast until approximately 10:45 am EST. At that time, live coverage of the press conference including the question-and-answer session will begin. After the live broadcast, the companies' logos and b-roll, as well as selected highlights of the press conference, will be re-broadcast.

Satellite Coordinates: Galaxy 7, Transponder 2, C-Band Downlink Frequency 3740 Vertical.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address the following subjects: expected date of closing the merger; future financial and operating results; and timing and benefits of the merger.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the risk that the America Online's and Time Warner's businesses will not be integrated successfully; costs related to the merger; failure of the America Online or Time Warner stockholders to approve the merger; inability to obtain, or meet conditions imposed for, governmental approvals for the merger; inability to further identify, develop and achieve commercial success for new products, services and technologies; increased competition and its effects on pricing, spending, third-party relationships, the subscriber base and revenues; inability to establish and maintain relationships with commerce, advertising, marketing, technology and content providers; risk of accepting warrants in certain agreements; risks of new and changing regulation in the U.S. and internationally.

For a detailed discussion of these and other cautionary statements, please refer to America Online's filings with the Securities and Exchange Commission, especially in the "Forward- Looking Statements" section of the Management's Discussion and Analysis section of the Company's Form 10-K for the fiscal year ended June 30, 1999 and the Risk Factors section of the Company's S-3 filing the became effective in November 1999, and Time Warner's filings with the Securities and Exchange Commission, including the section titled "Caution Concerning Forward-Looking Statements" of the Management's Discussion and Analysis in its Form 10-K for the year ended December 31, 1998.


CONTACTS:

Tricia Primross
(212) 484-7450
TPrimrose@aol.com

Edward Adler
(212) 484-6630
Edward.adler@twi.com